Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No. 333-190038 February 4, 2014 Barclays Bank PLC Trigger Return Optimization Securities
Linked to the S&P 500® Index due on or about February 28, 2017
Investment Description
Trigger Return Optimization Securities (the “Securities”) are unsubordinated and unsecured debt obligations issued by Barclays Bank PLC (the “Issuer”) with returns linked to the performance of the S&P 500® Index (the “Underlying Index”).  If the Index Return is positive, the Issuer will repay the principal amount of the Securities at maturity plus pay a return equal to the Index Return times the Multiplier of 1.5, up to the Maximum Gain, which will be set on the Trade Date and will be equal to a percentage between 25.00% and 30.00%.  If the Index Return is zero or negative and the Index Ending Level is greater than or equal to the Trigger Level (75% of the Index Starting Level), the Issuer will repay the principal amount of the Securities at maturity.  However, if the Index Ending Level is less than the Trigger Level, you will be exposed to the full decline in the Underlying Index and the Issuer will repay less than the full principal amount of the Securities, if anything, resulting in a loss of principal that is proportionate to the negative Index Return. Investing in the Securities involves significant risks.  The Issuer will not pay any interest on the Securities.  You may lose some or all of your principal.  The Trigger Level is observed only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to  maturity.  Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Issuer and is not, either directly or indirectly, an obligation of any third party.  If the Issuer were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.
Features	Key Dates1
❑    Enhanced Growth Potential: At maturity, the Securities enhance any positive returns of the Underlying Index, up to the Maximum Gain.  If the Index Return is negative, investors may be exposed to the full decline in the Underlying Index at maturity.

❑    Contingent Repayment of Principal at Maturity: If the Index Return is zero or negative and the Index Ending Level is greater than or equal to the Trigger Level, the Issuer will repay the principal amount at maturity. However, if the Index Ending Level is less than the Trigger Level, the Issuer will repay less than the full principal amount, if anything, resulting in a loss of principal to investors that is proportionate to the negative Index Return. The contingent repayment of principal applies only if you hold the Securities to maturity.  Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Issuer.
	Trade Date:	February 25, 2014
	Settlement Date:	February 28, 2014
	Final Valuation Date2:	February 22, 2017
	Maturity Date2:	February 28, 2017

1         Expected.  In the event we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date and/or Maturity Date may be changed so that the stated term of the Securities remains the same.

2         Subject to postponement in the event of a market disruption event as described under “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” in the prospectus supplement. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING INDEX. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF BARCLAYS BANK PLC. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE FWP-5, “RISK FACTORS” BEGINNING ON PAGE S-6 OF THE PROSPECTUS SUPPLEMENT AND “KEY RISKS” BEGINNING ON PAGE IS-2 OF THE INDEX SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF THE PRINCIPAL AMOUNT OF THE SECURITIES.

Security Offering
We are offering Trigger Return Optimization Securities linked to the S&P 500® Index.  The return on the Securities is subject to the predetermined Maximum Gain and the corresponding maximum payment at maturity per $10.00 Security.  The Maximum Gain, maximum payment at maturity per $10.00 Security, Index Starting Level and Trigger Level will be set on the Trade Date. The Securities are offered at a minimum investment of $1,000 (100 Securities).

Underlying Index	Maximum Gain	Maximum Payment at Maturity per $10 Security	Multiplier	Index Starting Level	Trigger Level	CUSIP/ ISIN
S&P 500® Index (SPX)	25.00% to 30.00%	$12.50 to $13.00	1.5	•	75% of the Index Starting Level	06742B584 / US06742B5848
See “Additional Information about Barclays Bank PLC and the Securities” on page FWP-2 of this free writing prospectus.  The Securities will have the terms specified in the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013, the index supplement dated July 19, 2013 and this free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined that this free writing prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The Securities constitute Barclays Bank PLC’s direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Initial Issue Price1	Underwriting Discount	Proceeds to Barclays Bank PLC
Per Security	$10.00	$0.25	$9.75
Total	$•	$•	$•

1
Our estimated value of the Securities on the Trade Date, based on our internal pricing models, is expected to be between $9.400 and $9.656 per Security.  The estimated value is expected to be less than the initial issue price of the Securities.  See “Additional Information Regarding Our Estimated Value of the Securities” on page FWP-2 of this free writing prospectus.

UBS Financial Services Inc.	Barclays Capital Inc.

Additional Information Regarding Our Estimated Value of the Securities
Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013, the index supplement dated July 19, 2013 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering.  Buyers should rely upon the prospectus, prospectus supplement, index supplement and any relevant free writing prospectus or pricing supplement for complete details.  You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, index supplement, preliminary pricing supplement, if any, and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 2-3430).  A copy of the prospectus may be obtained from Barclays Capital, 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

You may revoke your offer to purchase the Securities at any time prior to the pricing as described on the cover of this free writing prospectus.  We reserve the right to change the terms of, or reject any offer to purchase the Securities prior to their issuance.  In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this free writing prospectus together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 and the index supplement dated July 19, 2013 relating to our Global Medium-Term Securities, Series A, of which these Securities are a part.  This free writing prospectus, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement and the index supplement, as the Securities involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

If the terms discussed in this free writing prospectus differ from those in the prospectus, prospectus supplement or index supplement, the terms discussed herein will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Prospectus dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

♦	Prospectus supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

♦	Index supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295727/d570220d424b3.htm

Our SEC file number is 1-10257.  References to “Barclays,” “Barclays Bank PLC,” “we,” “our” and “us” refer only to Barclays Bank PLC and not to its consolidated subsidiaries. In this document, “Securities” refers to the Trigger Return Optimization Securities linked to the S&P 500® Index that are offered hereby, unless the context otherwise requires.

Additional Information Regarding Our Estimated Value of the Securities
The range of the estimated values of the Securities referenced above may not correlate on a linear basis with the range for the Maximum Gain set forth in this free writing prospectus.  We determined the size of the range for the Maximum Gain based on prevailing market conditions, as well as the anticipated duration of the marketing period for the Securities.  The final terms for the Securities will be determined on the date the Securities are initially priced for sale to the public (the “Trade Date”) based on prevailing market conditions on the Trade Date, and will be communicated to investors either orally or in a final pricing supplement.

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates.  Our internal funding rates (which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing, and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market.  Our estimated value on the Trade Date is based on our internal funding rates.  Our estimated value of the Securities may be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Securities on the Trade Date is expected to be less than the initial issue price of the Securities.  The difference between the initial issue price of the Securities and our estimated value of the Securities is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

Our estimated value on the Trade Date is not a prediction of the price at which the Securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Trade Date for a temporary period expected to be approximately 8 months after the initial issue date of the Securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities that we will no longer expect to incur over the term of the Securities.  We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Securities and any agreement we may have with the distributors of the Securities.  The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Key Risks” beginning on page FWP-5 of this free writing prospectus.

You may revoke your offer to purchase the Securities at any time prior to the Trade Date.  We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their Trade Date.  In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes in which case we may reject your offer to purchase.

FWP-2

Investor Suitability
The Securities may be suitable for you if:	The Securities may not be suitable for you if:
♦     You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦     You can tolerate a loss of all or a substantial portion of your investment, and you are willing to make an investment that may have the same downside market risk as the Underlying Index.

♦     You believe the Underlying Index will appreciate over the term of the Securities and that any such appreciation is unlikely to exceed the Maximum Gain.

♦     You understand and accept that your potential return is limited by the Maximum Gain, and you would be willing to invest in the Securities if the Maximum Gain were set equal to the bottom of the indicated range specified on the cover hereof (the actual Maximum Gain will be set on the Trade Date).

♦     You do not seek current income from this investment, and you are willing to forgo any dividends paid on the stocks included in the Underlying Index.

♦     You are willing and able to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

♦     You are willing to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities and understand that if Barclays Bank PLC were to default on its payment obligations, you may not receive any amounts owed to you under the Securities, including any repayment of principal.

♦     You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦     You require an investment designed to provide a full return of principal at maturity, you cannot tolerate the loss of some or all of your initial investment or you are not willing to make an investment that may have the same downside market risk as the Underlying Index.

♦     You believe the Underlying Index will depreciate over the term of the Securities and the Index Ending Level is likely to be below the Trigger Level, or you believe the Underlying Index will appreciate over the term of the Securities by more than the Maximum Gain.

♦     You seek an investment that has unlimited return potential without a cap on appreciation, or you would be unwilling to invest in the Securities if the Maximum Gain were set equal to the bottom of the indicated range specified on the cover hereof (the actual Maximum Gain will be set on the Trade Date).

♦     You seek current income from this investment, or you would prefer to receive any dividends paid on the stocks included in the Underlying Index.

♦     You are unable or unwilling to hold the Securities to maturity, or you seek an investment for which there will be an active secondary market.

♦     You are not willing or are unable to assume the credit risk associated with Barclays Bank PLC, as issuer of the Securities, for any payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive.  Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page FWP-5 of this free writing prospectus, the “Risk Factors” beginning on page S-6 of the prospectus supplement and the “Risk Factors” beginning on page IS-2 of the index supplement for risks related to an investment in the Securities.

FWP-3

Indicative Terms1		Investment Timeline
Issuer:	Barclays Bank PLC
Principal Amount:	$10.00 per Security
Term2:	3 years
Reference Asset3:	S&P 500® Index (the “Underlying Index”)
Payment at Maturity (per $10 principal amount Security):
•  If the Index Return is positive, the Issuer will repay the principal amount plus pay a return equal to the Index Return multiplied by the Multiplier, but no more than the Maximum Gain. Accordingly, the payment at maturity per $10 principal amount Security would be calculated as follows:

$10 + [$10 × the lesser of (a) Index Return × Multiplier and (b) the Maximum Gain]

•  If the Index Return is zero or negative and the Index Ending Level is greater than or equal to the Trigger Level, the Issuer will repay the full principal amount at maturity of $10.00 per $10 principal amount Security.

•  If the Index Return is negative and the Index Ending Level is less than the Trigger Level, the Issuer will repay less than the full principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the decline of the Underlying Index over the term of the Securities.  Accordingly, the payment at maturity per $10 principal amount Security would be calculated as follows:

$10 + [$10 × Index Return]

If the Index Ending Level is  below the Trigger Level, your principal is fully exposed to any decline in the Underlying Index and you will lose some or all of the principal amount of the Securities at maturity.

Multiplier:	1.5
Maximum Gain:	25.00% to 30.00%. The actual Maximum Gain will be set on the Trade Date and will not be less than 25.00%
Index Return:	Index Ending Level – Index Starting Level Index Starting Level
Index Starting Level:	The closing level of the Underlying Index on the Trade Date
Index Ending Level:	The closing level of the Underlying Index on the Final Valuation Date
Trigger Level:	75% of the Index Starting Level
Calculation Agent:	Barclays Bank PLC
1	Terms used in this free writing prospectus, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
2
Expected.  In the event we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date and/or Maturity Date may be changed so that the stated term of the Securities remains the same.  The Final Valuation Date and Maturity Date are subject to postponement in the event of a market disruption event as described under “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” in the prospectus supplement. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

3
For a description of adjustments that may affect the reference asset, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” in the prospectus supplement.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF BARCLAYS BANK PLC. IF BARCLAYS BANK PLC WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

FWP-4

Key Risks
An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Underlying Index or the component stocks of the Underlying Index.  Some of the risks that apply to an investment in the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the prospectus supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the Securities in light of your particular circumstances.

♦
You Risk Losing Some or All of Your Principal — The Securities differ from ordinary debt securities in that the Issuer will not necessarily repay the full principal amount of the Securities.  The Issuer will only pay you the principal amount of your Securities if the Index Ending Level is greater than or equal to the Trigger Level and will only make such payment at maturity.  If the Index Ending Level is below the Trigger Level, you will be exposed to the full negative Index Return and the Issuer will pay you less than the full principal amount, if anything, resulting in a loss of the principal amount that is proportionate to the decline of the Underlying Index from the Trade Date to the Final Valuation Date.  Accordingly, if the Index Ending Level has declined below the Trigger Level, you risk losing 100% of your principal.

♦
Contingent Repayment of Principal Applies Only if You Hold the Securities to Maturity — Barclays Bank PLC will pay you at least the principal amount of your Securities under the certain limited circumstances described in this free writing prospectus only if you hold your Securities to maturity. The market value of the Securities may fluctuate between the date you purchase them and the Final Valuation Date. If you are able to sell your Securities in the secondary market prior to maturity, you may have to sell them at a loss relative to your initial investment even if the level of the Underlying Index is above the Trigger Level.  You should be willing to hold your Securities to maturity. Contingent repayment of principal at maturity is subject to the creditworthiness of Barclays Bank PLC and is not, either directly or indirectly, an obligation of any third party.

♦
The Multiplier Applies Only if You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity.  If you are able to sell your Securities prior to maturity in the secondary market, the price you receive likely will not reflect the full economic value of the Multiplier or the Securities themselves, and the return you realize may be less than the product of the performance of the Underlying Index and the Multiplier, even if such return is positive and does not exceed the Maximum Gain. You can receive the full benefit of the Multiplier and earn the potential Maximum Gain on the principal amount from the Issuer only if you hold your Securities to maturity.

♦
Your Maximum Return on the Securities Is Limited by the Maximum Gain — If the Index Ending Level is greater than the Index Starting Level, for each $10 principal amount of Securities, the Issuer will pay you at maturity $10 plus an additional amount that will not exceed a predetermined percentage of the principal amount, regardless of the appreciation of the Underlying Index, which may be significant.  We refer to this percentage as the Maximum Gain, which will be set on the Trade Date.  Therefore, you will not benefit from any positive Index Return in excess of an amount that, when multiplied by the Multiplier, exceeds the Maximum Gain, and your return on the Securities may be less than the return on a direct investment in the Underlying Index or its underlying components.

♦
Credit of Issuer — The Securities are unsecured debt obligations of the Issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on the Securities, including any repayment of principal, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due.  As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Securities and, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

♦
Owning the Securities Is Not the Same as Owning the Stocks Composing the Underlying Index — The return on your Securities may not reflect the return you would realize if you actually owned the stocks included in the Underlying Index.  As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of stocks included in the Underlying Index would have.

♦
No Interest Payments — The Issuer will not make periodic interest payments on the Securities, and the return on the Securities is limited to the performance of the Underlying Index from the Trade Date to the Final Valuation Date.

♦
Dealer Incentives — We, the Agents and affiliates of the Agents may act in various capacities with respect to the Securities.  The Agents and various affiliates may act as a principal, agent or dealer in connection with the Securities.  Such Agents, including the sales representatives of UBS Financial Services Inc., will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments.  We will pay compensation of $0.25 per Security to the Agents in connection with the distribution of the Securities, and such compensation may be passed on to affiliates of the Agents or other third party distributors.

♦
Limited Liquidity — The Securities will not be listed on any securities exchange.  Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Securities in the secondary market but are not required to do so and may cease any such market making activities at any time.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily.  Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Securities.

♦
Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

♦
The U.S. Federal Income Tax Consequences of an Investment in the Securities Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities could be materially and adversely affected.  In addition, as described below under “What Are the Tax Consequences of an Investment in the Securities?,” in 2007 the U.S.

FWP-5

♦
Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.  You should review carefully the sections of the accompanying prospectus supplement entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

♦
Potentially Inconsistent Research, Opinions or Recommendations by Barclays, UBS Financial Services Inc. or Their Respective Affiliates — Barclays, UBS Financial Services Inc. or their respective affiliates and agents may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities.  Any research, opinions or recommendations expressed by Barclays, UBS Financial Services Inc. or their respective affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the Underlying Index.

♦
Potential Barclays Bank PLC Impact on Price — Trading or transactions by Barclays Bank PLC or its affiliates in the stocks comprising the Underlying Index and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Underlying Index, or stocks comprising the Underlying Index, may adversely affect the level of the Underlying Index and, therefore, the market value of the Securities.

♦
The Payment at Maturity on Your Securities Is Not Based on the Level of the Underlying Index at Any Time Other Than the Final Valuation Date —The Index Ending Level and the Index Return will be based solely on the closing level of the Underlying Index on the Final Valuation Date (subject to adjustments as described in the prospectus supplement). Therefore, if the level of the Underlying Index drops precipitously on the Final Valuation Date, the payment at maturity on your Securities that the Issuer pays you may be significantly less than it would otherwise have been had the payment at maturity been linked to the level of the Underlying Index at a time prior to such drop. Although the level of the Underlying Index on the maturity date or at other times during the life of your Securities may be higher than the level of the Underlying Index on the Final Valuation Date, you will not benefit from the level of the Underlying Index at any time other than the Final Valuation Date.

♦
The Estimated Value of Your Securities Might Be Lower if Such Estimated Value Were Based on the Levels at Which Our Debt Securities Trade in the Secondary Market — The estimated value of your Securities on the Trade Date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above may be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market. Also, this difference in funding rate as well as certain factors, such as sales commissions, selling concessions, estimated costs and profits mentioned below, reduces the economic terms of the Securities to you.

♦
The Estimated Value of Your Securities Is Expected to Be Lower than the Initial Issue Price of Your Securities — The estimated value of your Securities on the Trade Date is expected to be lower, and may be significantly lower, than the initial issue price of your Securities. The difference between the initial issue price of your Securities and the estimated value of the Securities is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

♦
The Estimated Value of the Securities Is Based on Our Internal Pricing Models, Which May Prove to Be Inaccurate and May Be Different from the Pricing Models of Other Financial Institutions — The estimated value of your Securities on the Trade Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Securities may not be consistent with those of other financial institutions that may be purchasers or sellers of Securities in the secondary market. As a result, the secondary market price of your Securities may be materially different from the estimated value of the Securities determined by reference to our internal pricing models.

♦
The Estimated Value of Your Securities Is Not a Prediction of the Prices at Which You May Sell Your Securities in the Secondary Market, if Any, and Such Secondary Market Prices, if Any, Will Likely Be Lower Than the Initial Issue Price of Your Securities and May Be Lower Than the Estimated Value of Your Securities — The estimated value of the Securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Securities. Further, as secondary market prices of your Securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Securities such as fees, commissions, discounts, and the costs of hedging our obligations under the Securities, secondary market prices of your Securities will likely be lower than the initial issue price of your Securities. As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your Securities, and any sale prior to the maturity date could result in a substantial loss to you.

♦
The Temporary Price at Which We May Initially Buy the Securities in the Secondary Market and the Value We May Initially Use for Customer Account Statements, if We Provide Any Customer Account Statements at All, May Not Be Indicative of Future Prices of Your Securities — Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market (if Barclays Capital Inc. makes a market in the Securities, which

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♦
it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Securities on the Trade Date, as well as the secondary market value of the Securities, for a temporary period after the initial issue date of the Securities. The price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Securities. Please see “Additional Information Regarding Our Estimated Value of the Securities” on page FWP-2 for further information.

♦
We and Our Affiliates May Engage in Various Activities or Make Determinations That Could Materially Affect Your Securities in Various Ways and Create Conflicts of Interest — We and our affiliates establish the offering price of the Securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the Securities, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Securities and such compensation or financial benefit may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers or constituents of the underliers of the Securities. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Securities. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Securities into account in conducting these activities.

♦
Many Economic and Market Factors Will Impact the Value of the Securities — In addition to the level of the Underlying Index on any day, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

♦	the expected volatility of the Underlying Index and the component stocks of the Underlying Index;

♦	the time to maturity of the Securities;

♦	the market price and dividend rate on the component stocks of the Underlying Index;

♦	interest and yield rates in the market generally;

♦	a variety of economic, financial, political, regulatory or judicial events;

♦	supply and demand for the Securities; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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Hypothetical Examples and Return Table of the Securities at Maturity
The examples and table below illustrate the payment at maturity for a $10.00 Security on a hypothetical offering of Securities under various scenarios, with the assumptions set forth below.  The actual Index Starting Level and resulting Trigger Level will be based on the closing level of the Underlying Index on the Trade Date, and the actual Index Ending Level will be determined as the closing level of the Underlying Index the Final Valuation Date.   For historical data regarding the actual closing level of the Underlying Index, please see the historical information set forth under the section titled “S&P 500® Index” below.  The actual Maximum Gain will be set on the Trade Date.  Numbers appearing in the examples and table below have been rounded for ease of analysis.  These examples and table below do not take into account any tax consequences from investing in the Securities.  We cannot predict the closing level of the Underlying Index on any day during the term of the Securities, including on the Final Valuation Date. You should not take these examples or the table below as an indication or assurance of the expected performance of the Securities.

Term:	3 years
Index Starting Level:	1,800.00
Trigger Level:	1,350.00 (75% of the hypothetical Index Starting Level)
Maximum Gain:	27.50% (the midpoint of the range of 25.00% to 30.00%)
Multiplier:	1.5

Index Ending Level	Index Return1	Payment at Maturity	Total Return on Securities at Maturity2
3,600.00	100.00%	$12.75	27.50%
3,420.00	90.00%	$12.75	27.50%
3,240.00	80.00%	$12.75	27.50%
3,060.00	70.00%	$12.75	27.50%
2,880.00	60.00%	$12.75	27.50%
2,700.00	50.00%	$12.75	27.50%
2,520.00	40.00%	$12.75	27.50%
2,340.00	30.00%	$12.75	27.50%
2,160.00	20.00%	$12.75	27.50%
2,129.94	18.33%	$12.75	27.50%
1,980.00	10.00%	$11.50	15.00%
1,890.00	5.00%	$10.75	7.50%
1,800.00	0.00%	$10.00	0.00%
1,710.00	-5.00%	$10.00	0.00%
1,620.00	-10.00%	$10.00	0.00%
1,440.00	-20.00%	$10.00	0.00%
1,350.00	-25.00%	$10.00	0.00%
1,260.00	-30.00%	$7.00	-30.00%
1,080.00	-40.00%	$6.00	-40.00%
900.00	-50.00%	$5.00	-50.00%
720.00	-60.00%	$4.00	-60.00%
540.00	-70.00%	$3.00	-70.00%
360.00	-80.00%	$2.00	-80.00%
180.00	-90.00%	$1.00	-90.00%
0.00	-100.00%	$0.00	-100.00%

1	The Index Return excludes any cash dividend payments.

2	The “total return” is the number, expressed as a percentage, that results from comparing the payment at maturity per $10 principal amount Security to the purchase price of $10 per Security.

Example 1 — The closing level of the Underlying Index increases 5.00% from the Index Starting Level of 1,800.00 to an Index Ending Level of 1,890.00, resulting in an Index Return of 5.00%.

Because the Index Return of 5.00% is positive and such Index Return multiplied by 1.5 is less than the Maximum Gain of 27.50%, the Issuer will pay a payment at maturity calculated as follows per $10 principal amount Security:

$10 + [$10 × the lesser of (a) Index Return × Multiplier and (b) the Maximum Gain]

$10 + [$10 × 5.00% × 1.50] = $10 + $0.75 = $10.75

The payment at maturity of $10.75 per $10 principal amount Security represents a total return on the Securities of 7.50%.

Example 2 — The closing level of the Underlying Index increases 30.00% from the Index Starting Level of 1,800.00 to an Index Ending Level of 2,340.00, resulting in an Index Return of 30.00%.

Because the Index Return of 30.00% is positive and such Index Return multiplied by 1.5 is greater than the Maximum Gain of 27.50%, the Issuer will pay a payment at maturity calculated as follows per $10 principal amount Security:

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$10 + [$10 × the lesser of (a) Index Return × Multiplier and (b) the Maximum Gain]

$10+ [$10 × 27.50%] = $10 + $2.75 = $12.75

The payment at maturity of $12.75 per $10 principal amount Security, which is the maximum payment on the Securities, represents a total return on the Securities equal to the Maximum Gain of 27.50%.

Example 3 — The closing level of the Underlying Index decreases 5.00% from the Index Starting Level of 1,800.00 to an Index Ending Level of 1,710.00, resulting in an Index Return of -5.00%.

Because the Index Return is negative and the Index Ending Level is greater than or equal to the Trigger Level, the Issuer will repay the full principal amount at maturity of $10.00 per $10 principal amount Security.

Example 4 — The closing level of the Underlying Index decreases 60.00% from the Index Starting Level of 1,800.00 to an Index Ending Level of 720.00, resulting in an Index Return of -60.00%.

Because the Index Return is negative and the Index Ending Level is less than the Trigger Level, the Issuer will pay a payment at maturity calculated as follows per $10 principal amount Security:

$10 + [$10 × Index Return]

$10 + [$10 × -60.00%] = $10 + -$6 = $4.00

The payment at maturity of $4.00 per $10 principal amount Security represents a loss on the Securities of 60%, which is equal to the Index Return of -60.00%.

If the Index Return is negative and the Index Ending Level is below the Trigger Level, at maturity the Issuer will repay less than the full principal amount, if anything, resulting in a loss of principal to investors that is proportionate to the decline of the Underlying Index from the Trade Date to the Final Valuation Date.

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What Are the Tax Consequences of an Investment in the Securities?
You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders” in the accompanying prospectus supplement.  The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Securities.  The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the Securities as prepaid forward contracts with respect to the Underlying Index.  Assuming this treatment is respected, gain or loss on your Securities should be treated as long-term capital gain or loss if you hold your Securities for more than a year, whether or not you are an initial purchaser of Securities at the original issue price.  However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Securities could be materially and adversely affected.  In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.  You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders—Additional tax consideration

Recently proposed Treasury regulations, if finalized in their current form, could impose withholding after December 31, 2015 on non-U.S. holders at a rate of 30% (or lower treaty rate) on amounts treated as attributable to dividends from U.S. stocks underlying financial instruments such as the Securities.  Withholding may be required even if the instrument does not explicitly take into account dividends paid on the underlying U.S. stocks, and even if the non-U.S. holder has not received any payments on the instrument.  Because these rules would apply only to instruments acquired after March 4, 2014, these rules will not apply to initial non-U.S. holders that acquire their Securities in this offering.  However, a non-U.S. purchaser that acquires Securities after March 4, 2014 might be subject to withholding under these rules, depending on the facts as of the date of the acquisition.  Although there are exceptions to the broad reach of these proposed withholding rules, they are uncertain in scope, and we or other withholding agents may determine that withholding is required after December 31, 2015.  If withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.  If you are a non-U.S. person, you should consult your tax advisor regarding the potential application of these proposed regulations.

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S&P 500® Index
The Underlying Index consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets.  For more information about the Underlying Index, see “Non-Proprietary Indices—Equity Indices—S&P 500® Index” in the accompanying index supplement.

Historical Information

The following graph sets forth the historical performance of the S&P 500® Index based on the daily closing levels of the S&P 500® Index from January 2, 2008 through January 29, 2014.  The closing level of the S&P 500® Index on January 29, 2014 was 1,774.20.

We obtained the closing levels of the S&P 500® Index below from Bloomberg, L.P.  We have not independently verified the accuracy or completeness of the information obtained from Bloomberg, L.P.  The historical levels of the S&P 500® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level on any day during the term of the Securities, including on the Final Valuation Date.  We cannot give you assurance that the performance of the S&P 500® Index will result in the return of any of your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Supplemental Plan of Distribution
We will agree to sell to Barclays Capital Inc. and UBS Financial Services Inc., together the “Agents”, and the Agents will agree to purchase, all of the Securities at the initial issue price less the underwriting discount indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) and will contain the final pricing terms of the Securities.  UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount set forth on the cover of the pricing supplement to its affiliates.

We or our affiliates will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

We have agreed to indemnify the Agents against liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the prospectus and the prospectus supplement. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price that will be indicated on the cover of the pricing supplement that will be available in connection with the sale of the Securities.

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